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                                                                    EXHIBIT 10.3

                           RAMSAY YOUTH SERVICES, INC.
                                 Columbus Center
                               One Alhambra Plaza
                                    Suite 750
                           Coral Gables, Florida 33134





                                  July 30, 2002


Mr. Marcio C. Cabrera
7240 S.W. 107 Terrace
Miami, Florida  33156

Dear Marcio:

                  Reference is made to the letter agreement between you and Ramsay Youth Services, Inc. (then known as Ramsay Health Care, Inc) dated June 1, 1998 relating to your employment with the Company (the "Employment Agreement").

                  This will confirm that, effective as of the close of business on June 30, 2002, your annual base salary shall be increased to $250,000. Your position continues to be Executive Vice President and Chief Financial Officer of the Company, reporting to the President and Chief Executive Officer of the Company. All other terms of the Employment Agreement continue in full force and effect.

                  Please acknowledge your acceptance of and agreement with the foregoing by signing the enclosed counterpart of this letter, whereupon this shall constitute an amendment to the Employment Agreement.

                                          Sincerely yours,

                                          /s/ LUIS E. LAMELA
                                          -------------------------------------
                                          Luis E. Lamela
                                          President and Chief Executive Officer

Accepted and Agreed:



/s/ MARCIO C. CABRERA
------------------------------
         Marcio C. Cabrera